August 25, 2000


Pilgrim Mutual Funds
40 North Central Avenue, Suite 1200
Phoenix, Arizona  85004-4424

Re:  Pilgrim Mutual Funds
     (File Nos. 33-56094 and 811-7428)


Dear Sirs:

We hereby consent to all references to our firm in Post-Effective Amendment No. 78 to the Registration Statement of Pilgrim Mutual Funds. In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

Very truly yours,

/s/ Dechert Price & Rhoads